UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 of this Current Report on Form 8-K, on December 1, 2016, at its Annual Meeting of Stockholders for the fiscal year ending June 30, 2017 (the “Annual Meeting”), the stockholders of MEI Pharma, Inc. approved the Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (the “Plan”). The Plan was amended and restated to increase the number of shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), that may be subject to award from 6,686,000 shares to 10,186,000 shares and make certain other changes to the Plan terms.

For a description of the terms and conditions of the Plan, as amended and restated and approved by stockholders on December 1, 2016, see “Description of the 2008 Equity Plan as Proposed to be Amended and Restated” under “Approval of Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (Proposal No. 2)” in the proxy statement for the Company’s Annual Meeting, which description is incorporated herein by reference. The foregoing description of the amendment and restatement of the Plan and the description of the Plan contained in the proxy statement are each qualified in their entirety by reference to the full text of the Plan, as amended and restated, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, Thomas M. Zech, the Company’s Chief Financial Officer and Secretary, informed the Company of his intention to retire no later than June 30, 2017. The Company has initiated a search for a replacement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 1, 2016, the Company held its Annual Meeting. There were represented at the Annual Meeting, either in person or by proxy, 28,239,384 shares of Common Stock, out of a total number of 36,772,428 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Directors. The following individuals, each of whom was named as a nominee in the Company’s definitive proxy statement relating to the Annual Meeting, were elected by the Company’s stockholders by a plurality of votes cast to serve a three-year term on the Company’s Board of Directors which will expire at the Company’s annual meeting of stockholders for fiscal year 2020. Information on the vote relating to each director standing for election is set forth below:

Nominee	For	Withheld	Broker Non-Votes
Thomas C. Reynolds, M.D., Ph.D.	8,930,786	648,252	18,660,346
William D. Rueckert	8,915,558	663,480	18,660,346
Christine A. White, M.D.	8,931,201	647,837	18,660,346

Proposal 2. – Approval of Amended and Restated MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan. Proposal 2 was to approve the Plan to increase the number of shares of Common Stock that may be subject awards and make certain other changes to the Plan terms. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
8,768,050	783,636	27,352	18,660,346

Proposal 3. – Ratification of Appointment of Auditors. Proposal 3 was to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
27,005,896	741,644	491,844	0

Proposal 4. – Advisory Vote on Executive Compensation. Proposal 4 was to adopt an advisory resolution that the compensation paid to the Company’s named executive officers, as disclosed in the proxy materials for the Annual Meeting, be approved in all respects. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
8,522,609	979,498	76,931	18,660,346

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 2, 2016

Index to Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan.